UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2021

Metacrine, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39512	47-2297384
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3985 Sorrento Valley Blvd., Suite C San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 369-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MTCR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2021, Dr. Carol Gallagher informed the Board of Directors (the “Board”) of Metacrine, Inc. (the “Company”) of her resignation as a member of the Board, the Audit Committee and the Nominating and Corporate Governance Committee of the Board, effective as of April 1, 2021. Dr. Gallagher’s decision to resign was not related to any disagreement with the Company over any of its operations, policies, or practices.

Mr. Jeffrey Jonker and Ms. Kristina Burow, each a current director, were appointed by the Board to the Nominating and Corporate Governance Committee and to the Audit Committee, respectively, to fill the vacancies on such committees resulting from Dr. Gallagher’s resignation. The Board has determined that Mr. Jonker and Ms. Burow are independent under the listing standards of The Nasdaq Stock Market. In addition, the Board has determined that, in its opinion, Ms. Burow does not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities as a member of the Audit Committee and that she is considered independent under the listing standards of The Nasdaq Stock Market and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (“Exchange Act”).

On April 1, 2021, upon recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Dr. Julia Owens to the Board, to fill the vacancy created by Dr. Gallagher’s resignation. Dr. Owens was appointed as a Class III director with a term expiring at the 2023 annual meeting of stockholders at which time she will stand for reelection by the Company’s stockholders. In addition, Dr. Owens was appointed to the Compensation Committee. The Board determined that Dr. Owens is independent under the listing standards of The Nasdaq Stock Market and is a “non-employee director” for purposes of Rule 16b-3 under Section 16 of the Exchange Act.

As a non-employee director, Dr. Owens will receive compensation for her Board service in accordance with the Company’s Non-Employee Director Compensation Policy, previously filed as Exhibit 10.5 to the Company’s registration statement on Form S-1 (File No 333-248292), which policy is incorporated herein by reference. In addition, Dr. Owens has entered into an indemnity agreement with the Company in the form previously entered into between the Company and its existing non-employee directors. Dr. Owens is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Dr. Owen and any other persons pursuant to which she was selected as a director.

On April 5, 2021, the Company issued a press release announcing Dr. Owens’ appointment. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibit is furnished with this Current Report.

Exhibit Number	Description
99.1	Press release issued by the Company on April 5, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Metacrine, Inc.

Date: April 5, 2021	By:	/s/ Catherine Lee
Catherine Lee
EVP, General Counsel and Corporate Secretary